EXHIBIT (a)(1)(ii)

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                              LETTER OF TRANSMITTAL

       TO ACCOMPANY REPURCHASE REQUEST OF INTERESTS OF BENEFICIAL INTEREST
                                       OF
                    ACP STRATEGIC OPPORTUNITIES FUND II, LLC

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    ALL REQUESTS TO HAVE INTERESTS REPURCHASED MUST BE RECEIVED BY PFPC TRUST
      COMPANY IN PROPER FORM NO LATER THAN 12:00 MIDNIGHT EASTERN TIME ON
            JULY 31, 2005, UNLESS THE OFFER TO PURCHASE IS EXTENDED

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To: ACP Strategic Opportunities Fund II, LLC

The person(s) signing this Letter of Transmittal ("Signor") elects to participate in the Offer to Purchase and requests the repurchase by ACP Strategic Opportunities Fund II, LLC (the "Fund") of the shares of beneficial interest (the "Interests") of the Fund designated below in exchange for the Repurchase Price (defined below) for the Interests tendered and accepted, in cash. The repurchase price ("Repurchase Price") is an amount equal to the net asset value of the Interests as of the close of the regular trading session of the New York Stock Exchange on September 30, 2005 (the "Net Asset Value Determination Date"). This Letter of Transmittal is subject to the terms and conditions described in the Offer to Purchase dated June 30, 2005. Receipt of the Offer to Purchase is acknowledged by the Signor. The Offer to Purchase and this Letter of Transmittal, which as amended or supplemented from time to time, constitute the repurchase offer (the "Repurchase Offer").

The Signor recognizes that there may be expenses associated with participation in the Repurchase Offer. A participating Investor may be charged a fee for assistance in transmitting the required documentation by the Investor's broker, dealer, commercial bank, trust company, retirement plan trustee or other nominee (collectively, "Financial Intermediary").

Subject to, and effective upon, acceptance for payment of, or payment for, Interests presented for repurchase by the Signor in accordance with the terms and subject to the conditions of the Repurchase Offer (including, if the Repurchase Offer is extended or amended, the terms or conditions of any extension or amendment), the Signor hereby sells, assigns and transfers to, or upon the order of, the Fund all right, title and interest in and to all of the Interests that are being presented for redemption as described in "Interests Tendered for Repurchase" that may be purchased by the Fund pursuant to the Repurchase Offer (and any and all dividends, distributions, other Interests or securities or rights issued or issuable in respect of such Interests on or after the Net Asset Value Determination Date) and the Signor irrevocably constitutes and appoints the Fund's transfer agent, PFPC Trust Company (the "Transfer Agent") as the true and lawful agent and attorney-in-fact of the Signor with respect to such Interests (and any such dividends, distributions, other Interests, or securities or rights), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to receive all benefits and otherwise exercise all rights of beneficial ownership of such Interests, subject to the succeeding paragraph, all in accordance with the terms and conditions set forth in the Repurchase Offer.

The Signor hereby represents and warrants that: (a) the Signor has full power and authority to submit, sell, assign and transfer the Interests submitted for repurchase (and any and all dividends, distributions, other Interests or other securities or rights issued or issuable in respect of such Interests on or after the Net Asset Value Determination Date); (b) when and to the extent the Fund accepts the Interests for repurchase, the Fund will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, proxies, encumbrances, or other obligations relating to their sale or transfer, and not subject to any adverse claim; (c) on request, the Signor will execute and deliver any additional documents deemed by the Transfer Agent or the Fund to be necessary or desirable to complete the sale, assignment and transfer of the submitted Interests (and any and all dividends, distributions, other Interests or securities or rights issued or issuable in respect of such Interests on or after the Net Asset Value Determination Date); and (d) the Signor has read and agreed to all of the terms of the Repurchase Offer.

The Signor recognizes that, under certain circumstances set forth in the Offer to Purchase, the Fund may terminate or amend the Repurchase Offer or may not be required to repurchase any of the Interests presented for redemption. The Signor understands that the Transfer Agent will cancel the repurchase request as to any Interests not repurchased by the Fund.

Each Investor must also complete the Instructions Form as a condition of participation in the Repurchase Offer.

The Signor understands that acceptance of Interests by the Fund for repurchase represents a binding agreement between the Signor and the Fund upon the terms and conditions of the Repurchase Offer.

All authority conferred or agreed to be conferred by this Letter of Transmittal shall survive the death or incapacity of the Signor and all obligations of the Signor under this Letter of Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the Signor.

Except as stated in the Offer to Purchase, the Signor's presentment of Interests for repurchase is irrevocable.

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  SIGNOR MUST PROVIDE THE INFORMATION REQUESTED IN THIS LETTER OF TRANSMITTAL.
FAILURE TO FURNISH THE INFORMATION REQUESTED REGARDING ACCOUNT INFORMATION WILL
  RESULT IN AN INCOMPLETE REDEMPTION REQUESTS WHICH WILL MEAN THE FUND CANNOT
                       REPURCHASE THE INTERESTS TENDERED.

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                    NOTE: SIGNATURE(S) MUST BE PROVIDED BELOW

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                                  INSTRUCTIONS

        FORMING PART OF THE TERMS AND CONDITIONS OF THE REPURCHASE OFFER

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1. GUARANTEE OF SIGNATURES. No signature guarantee is required on this Letter of
Transmittal if: (a) this Letter of Transmittal is signed by the registered holder(s) of Interests presented for redemption; (b) there is no change of registration for the Interests the Investor will continue to hold; and (c) the payment of the repurchase proceeds is to be sent to the registered owners of the Interests at the address shown on the Investor's account statement. In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution (defined below).

Signatures must be guaranteed by one of the following: a U.S. bank, trust company, credit union or savings association, or by a foreign bank that has a U.S. correspondent bank, or by a U.S. registered dealer or broker in securities, municipal securities, or government securities, or by a U.S. national securities exchange, a registered securities association or a clearing agency (each an "Eligible Institution" and together, "Eligible Institutions"). A notary cannot provide a signature guarantee. Please note: if you request your funds to be sent via ACH to a bank account other than one that is already noted on your account, a signature guarantee is required.

2. DELIVERY OF LETTER OF TRANSMITTAL. A properly completed and duly executed Letter of Transmittal with any required signature guarantees and any other documents required by this Letter of Transmittal should be mailed or delivered to the Transfer Agent at the appropriate address set forth herein and must be received by the Transfer Agent prior to 12:00 midnight Eastern time on July 31, 2005. Letters of Transmittal should NOT be sent or delivered to the Fund.

Delivery will be deemed made only when actually received by the Transfer Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. Investors have the responsibility to cause the Letter of Transmittal and any other documents required by this Letter of Transmittal to be delivered in accordance with the Repurchase Offer.

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THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED
DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE INVESTOR PRESENTING INTERESTS FOR REDEMPTION. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

The Letter of Transmittal should be sent to the Transfer Agent at the following addresses:

                               PFPC Trust Company
                                Attn: Herb Bracy
                              103 Bellevue Parkway
                              Wilmington, DE 19809
                                 (302) 791-2595

The Fund will not accept any alternative, conditional or contingent redemption requests.

3. INADEQUATE SPACE. If the space provided to respond to any of the questions below is inadequate, the necessary information should be listed on a separate schedule signed by all of the required signatories and attached to the Letter of Transmittal.

4. SIGNATURES ON LETTER OF TRANSMITTAL, AUTHORIZATIONS, AND ENDORSEMENTS. Signature(s) by registered holder(s) on this Letter of Transmittal must correspond EXACTLY with the name(s) in which the Interests are registered.

If any of the Interests presented for redemption are owned of record by two or more joint owners, all owners must sign this Letter of Transmittal. If any of the Interests presented for redemption are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations.

If this Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Fund of their authority to act in such a fiduciary or representative capacity must be submitted.

5. TRANSFER TAXES ON INTERESTS. There are no transfer taxes related to the Repurchase Offer.

6. IRREGULARITIES. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Interests presented for redemption will be determined by the Fund, in its sole discretion, and the Fund's determination shall be final and binding. The Fund reserves the absolute right to reject any or all Interests presented for redemption determined not to be in appropriate form or to refuse to accept for payment, repurchase or pay for any Interests if, in the opinion of the Fund's counsel, accepting, repurchasing or paying for the Interests would be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Repurchase Offer in whole or in part, or any defect in any redemption request, whether generally or with respect to any particular Interest(s) or

Investor(s). The Fund's interpretations of the terms and conditions of the Repurchase Offer (including these instructions) shall be final and binding.

The Fund, Ascendant Capital Partners, LP (the "Investment Adviser"), the Transfer Agent, or any other person are not and will not be obligated to give any notice of defects or irregularities in redemption requests, and none of them shall incur any liability for failure to give any such notice, including without limitation, with respect to the Instructions form and necessary tax information.

7. QUESTIONS AND REQUESTS FOR ASSISTANCE AND ADDITIONAL COPIES. Questions and requests for assistance may be directed to the Investment Adviser, by telephoning (610) 993-9999 x1000.

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                                    IMPORTANT

THIS LETTER OF TRANSMITTAL BEARING ORIGINAL SIGNATURE(S), PROPERLY COMPLETED AND
  DULY EXECUTED, TOGETHER WITH ANY REQUIRED SIGNATURE GUARANTEES AND ALL OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE TRANSFER AGENT NO LATER THAN THE
                                EXPIRATION DATE.

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          DO NOT COMPLETE THIS FORM IF YOU HAVE DECIDED NOT TO PRESENT
                         YOUR INTERESTS FOR REDEMPTION.

I.    ACCEPTANCE OF THE REPURCHASE OFFER

THE REPURCHASE OFFER IS HEREBY ACCEPTED IN ACCORDANCE WITH ITS TERMS.


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NAME OF REGISTERED INVESTOR(S)              NAME OF REGISTERED INVESTOR(S)
(Please Type or Print)                      (Please Type or Print)


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AUTHORIZED SIGNATURE                        AUTHORIZED SIGNATURE


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TAXPAYER IDENTIFICATION OR                  TAXPAYER IDENTIFICATION OR
SOCIAL SECURITY NUMBER                      SOCIAL SECURITY NUMBER


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DATE

(Must be signed by the registered holder(s) exactly as name(s) appear(s) on the Fund statement or by person(s) authorized to become registered holder(s) by certificates and documents transmitted under this Letter of Transmittal.

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If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, please provide the following information (see Instruction 4):

NAME

(Please Type or Print)
                                        ----------------------------------

CAPACITY (FULL TITLE)
(See Instruction 4)
                                        ----------------------------------
ADDRESS

                                        ----------------------------------


                                        ----------------------------------

DAYTIME TELEPHONE NUMBER

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II.   GUARANTEE OF SIGNATURE(S)
      (See Instruction 1)

AUTHORIZED SIGNATURE
                                        ----------------------------------
NAME
(Please Type or Print)
                                        ----------------------------------
TITLE
                                        ----------------------------------

NAME OF FIRM
                                        ----------------------------------

ADDRESS
                                        ----------------------------------


                                        ----------------------------------
DAYTIME TELEPHONE NUMBER

                                        ----------------------------------
DATED

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III.  INTERESTS TENDERED FOR REPURCHASE
      (Please fill in ALL applicable information)

|_|   Partial Tender      Please tender __________% of my Interests

                          |_|  Dollar Amount   Please repurchase enough of
                          my Interests so that I will receive $____________.

|_|   Full Tender         Please tender all of my Interests.

(PLEASE NOTE: You must retain a $25,000 minimum balance if tendering less than 90% of your Interests.)

IV.   PAYMENT AND DELIVERY INSTRUCTIONS

PLEASE CHECK ONE OF THE OPTIONS LISTED BELOW AND PROVIDE ANY INFORMATION CORRESPONDING TO YOUR SELECTION.

NOTE: IF YOU INVEST THROUGH A FINANCIAL INTERMEDIARY, THAT FINANCIAL INTERMEDIARY MAY REQUIRE ALTERNATE PAYMENT AND DELIVERY INSTRUCTIONS, NOTWITHSTANDING YOUR REQUEST BELOW. CONTACT YOUR FINANCIAL INTERMEDIARY FOR MORE INFORMATION.

|_|   MAIL A CHECK TO THE ADDRESS OF RECORD

      A check for the proceeds of repurchased Interests will be issued in the name of the registered Investor(s) and mailed to the address of record on the account.

|_|   MAIL A CHECK TO AN ALTERNATIVE ADDRESS

      If alternative address is requested, please provide instructions here (signature(s) must be "guaranteed." See Instruction 1.).

      ALTERNATIVE MAILING INSTRUCTIONS: _______________________________________
                                        _______________________________________
                                        _______________________________________

|_| SEND PROCEEDS VIA AUTOMATED CLEARING HOUSE (ACH) NETWORK TO THE EXISTING BANK INSTRUCTIONS ALREADY ON FILE.

      Proceeds will be sent via ACH to the bank instructions listed below.

      WIRING INSTRUCTIONS:               Bank Name:____________________________
                                         ABA #:________________________________
                                         Account Name:_________________________
                                         Account # ____________________________
                                         For Further Credit to:________________